UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 26, 2008

National Investment Managers Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51252	59-2091510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

485 Metro Place South, Suite 275, Dublin, Ohio	43017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	614-923-8822

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On November 26, 2008, National Investment Managers Inc., a Florida corporation (the “Company”), closed a Stock Purchase Agreement (the “SPA”) with Peter R. Stephan, individually and as Trustee of The Stephan Family Trust Dated August 2, 1993, James R. Norman, Jr., individually and as Trustee of The Norman Living Trust Dated December 7, 2005, Rise Spiegel, individually and as Trustee of The Rise Norris Spiegel Trust Dated November 16, 2005 (collectively, the “Sellers”), and The Pension Group, Inc., a California corporation (“TPG”). Pursuant to the SPA, the Company acquired, and the Sellers sold, 100% of the outstanding securities in TPG.

In consideration for 100% of the outstanding securities in TPG, the Company paid the Sellers $2,141,870, issued the Sellers promissory notes for an aggregate of $467,500, with the first promissory note in the amount of $233,750 payable January 26, 2010 and the second promissory note in the amount of $233,750 payable January 26, 2011, issued 1,488,854 shares of Company Common Stock and will pay the Sellers $935,000 in cash within 90 days of the closing. In the event that certain revenue targets are not achieved by TPG during the 24 months following the closing date, then the principal payable in connection with the promissory notes will be reduced by the amount of such shortfall.

The Company financed the acquisition with advances under its previously disclosed (i) Revolving Line of Credit and Term Loan Agreement with RBS Citizens, National Association (the “Senior Lender”), dated as of November 30, 2007, as amended, and (ii) Securities Purchase and Loan Agreement with Woodside Capital Partners IV, LLC, Woodside Capital Partners IV QP, LLC, Woodside Capital Partners V, LLC, as assignee of Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank), Woodside Capital Partners V QP, LLC, as assignee of Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank) (collectively, the “Subordinated Senior Lenders”) and Woodside Agency Services, LLC, as collateral agent, dated as of November 30, 2007, as amended.

In accordance with the security agreements entered between the Company and the Senior Lender and the Subordinated Senior Lenders, the Company and the Senior Lender entered into the Amendment No. 6 to Revolving Line of Credit and Term Loan Agreement and the Company and the Subordinated Senior Lenders entered into a Consent and Amendment No. 5 to the Securities Purchase and Loan Agreement pursuant to which the assets of TPG were collateralized by the Senior Lender and the Subordinated Senior Lenders and the securities of TPG were pledged to each of the Company’s lenders. In addition, each of the Sellers entered into subordination agreements with the Senior Lender and the Subordinated Senior Lender.

Prior to the acquisition of TPG, no material relationship existed between the Company and the Sellers and/or their affiliates, directors, officers or any associate of an officer or director.

TPG is engaged in the business of retirement planning, pension plan design and administration.

The foregoing description of the SPA is qualified in its entirety by reference to the full text of the SPA, a copy of which has been filed as an exhibit hereto and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits:

10.1
Stock Purchase Agreement by and among National Investment Managers, Inc., Peter R. Stephan, individually and as Trustee of The Stephan Family Trust Dated August 2, 1993, James R. Norman, Jr., individually and as Trustee of The Norman Living Trust Dated December 7, 2005, Rise Spiegel, individually and as Trustee of The Rise Norris Spiegel Trust Dated November 16, 2005, and The Pension Group, Inc. dated November 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INVESTMENT MANAGERS INC.

By:	/s/ Steven Ross
	Name:	Steven Ross
	Title:	Chief Executive Officer

Date: December 1, 2008

EXHIBIT INDEX

Exhibit Number	Description	Located at

10.1
Stock Purchase Agreement by and among National Investment Managers, Inc., Peter R. Stephan, individually and as Trustee of The Stephan Family Trust Dated August 2, 1993, James R. Norman, Jr., individually and as Trustee of The Norman Living Trust Dated December 7, 2005, Rise Spiegel, individually and as Trustee of The Rise Norris Spiegel Trust Dated November 16, 2005, and The Pension Group, Inc. dated November 21, 2008
Filed herewith